EXHIBIT 99.1

Spirit Airlines Announces Fourth Quarter and Full Year 2014 Results;
Capacity Growth of 17.9 Percent Contributes to Adjusted Net Income Growth of 33.3 Percent for Full Year 2014

MIRAMAR, FL. (February 10, 2015) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter and full year 2014 financial results.

•
Adjusted net income for the fourth quarter 2014 increased 43.2 percent to $58.7 million ($0.80 per diluted share) compared to the fourth quarter 2013[1]. GAAP net income for the fourth quarter 2014 increased 29.4 percent year over year to $55.9 million ($0.76 per diluted share).

•
Adjusted net income for the full year 2014 increased 33.3 percent year over year to $236.7 million ($3.23 per diluted share)[1]. GAAP net income for the full year 2014 increased 27.4 percent year over year to $225.5 million ($3.08 per diluted share).

•
Adjusted pre-tax margin for the fourth quarter 2014 was 19.7 percent, up 4.3 percentage points year over year. For the full year 2014, adjusted pre-tax margin was 19.2 percent, up 2.1 percentage points compared to 2013[1]. On a GAAP basis, pre-tax margin for the fourth quarter 2014 was 18.8 percent and for the full year 2014 was 18.3 percent.

•	Spirit ended 2014 with an unrestricted cash and cash equivalents balance of $632.8 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended December 31, 2014 was 30.1 percent[2].

“I want to thank our team members that contributed to our solid operational and financial performance in 2014.  During 2014, we improved our customers’ understanding of our Bare Fare™ plus Frill Control™ product design, which led to increased customer satisfaction, improved our financial results, and maintained a very high completion rate while improving our on-time performance by 600 basis points,” said Ben Baldanza, Spirit’s Chief Executive Officer.  “We have the right team, resources, and business model to continue to successfully grow our business.  I’m pleased to be a part of the Spirit team and am excited about bringing our ultra-low fares to even more people in more places.”

Revenue Performance
For the fourth quarter 2014, Spirit's total operating revenue was $474.5 million, an increase of 13.0 percent compared to the fourth quarter 2013, driven by an increase in flight volume.

Total revenue per available seat mile (“RASM”) for the fourth quarter 2014 decreased 5.1 percent compared to the fourth quarter 2013 on a capacity increase of 18.9 percent. The decrease was driven by a mix of lower passenger yields and a 1.4 point decline in load factor.

Total revenue per passenger flight segment ("PFS") for the fourth quarter 2014 decreased 3.7 percent year over year to $127.91, driven by a 6.1 percent decrease in ticket revenue per PFS and a 0.3 percent decrease in non-ticket revenue per PFS. During the fourth quarter, the Company transitioned its onboard catering to a third-party provider under a revenue share agreement. As a result of this change, in the fourth quarter 2014, the Company recorded lower non-ticket revenue and correspondingly lower costs than it would have otherwise.

Cost Performance
Total operating expenses for the fourth quarter 2014, excluding $4.5 million of special items3, increased 6.9 percent to $380.0 million. Including special items, total operating expenses increased 9.3 percent year over year to $384.5 million.

Spirit reported fourth quarter 2014 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.61 cents, a decrease of 2.9 percent compared to the same period last year driven in part by lower distribution expense, maintenance expense, and aircraft rent per ASM. Distribution expense per ASM in the fourth quarter 2014 was lower compared to the same period last year primarily due to a one-time litigation settlement gain of approximately $2.9 million and a larger percentage of tickets being booked directly through spirit.com, the Company's lowest cost distribution channel. The decrease in maintenance expense per ASM year over year was driven by an expense reversal in the fourth quarter 2014 associated with an insurance claim, along with a one-time $750,000 insurance deductible expense in the fourth quarter 2013. The decrease in aircraft rent per ASM was driven by a change in the mix of leased (rent recorded under aircraft rent) and purchased (amortization recorded under depreciation and amortization) aircraft.

"I am extremely proud of the cost improvements our team continues to deliver. Full year 2014 Adjusted CASM ex-fuel decreased 0.5 percent despite 200 basis points of pressure from depreciation and amortization related to the amortization of heavy maintenance events, and increases in pilot costs as a result of FAR 117," said Ted Christie, Spirit's Chief Financial Officer. "Our team's dedication and commitment to improve our ultra-low cost structure positions us well to deliver a step function change in our cost structure for 2015 and to further increase our competitive cost advantage."

Fleet
In the fourth quarter 2014, Spirit took delivery of seven new A320 aircraft, ending the year with 65 aircraft in its fleet.

Full Year 2014 Highlights

•	Maintained its commitment to offer low fares to its valued customers; average ticket revenue per PFS for the fourth quarter 2014 was $73.21 with total revenue per PFS of $127.91.

•	Launched service in 24 new nonstop routes in 2014 and added Kansas City, Missouri as Spirit's 56th destination.

•	Announced service in 26 new nonstop routes starting in 2015, including new routes to Cleveland, Ohio as Spirit’s 57th destination.

•	Improved on-time performance and maintained one of the highest completion factors in the industry.

•	Named Value Airline of the Year by Air Transport World and the Most Fuel-efficient Airline by the International Council on Clean Transportation.

•	Announced a $100 million share buyback authorization.

•	Purchased its first A320 aircraft using on-balance sheet debt, and finished the year with four owned aircraft.

•	Revealed a new logo, revitalized digital presence, including introducing fun videos and more, all designed to help customers learn the keys to saving on Spirit.

•	Created over 600 new jobs, bringing our total number of team members to 4,338.

◦

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, February 10, 2015, at 10:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our modern and fuel-efficient all-Airbus fleet, we operate more than 325 daily flights to 57 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.

(3)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Income" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. The words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding revenues, cost of operations, the delivery schedule of aircraft on order, and announced new service routes. All forward-looking statements are based upon information available to the Company at the time the statement is made. The Company has no intent, nor undertakes any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2014	2013	Change	2014	2013	Change
Operating revenues:
Passenger	$271,569	$246,503	10.2	$1,144,972	$986,018	16.1
Non-ticket	202,918	173,481	17.0	786,608	668,367	17.7
Total operating revenues	474,487	419,984	13.0	1,931,580	1,654,385	16.8

Operating expenses:
Aircraft fuel	138,002	139,843	(1.3)	612,909	551,746	11.1
Salaries, wages and benefits	81,212	69,392	17.0	313,988	262,150	19.8
Aircraft rent	51,209	44,616	14.8	195,827	169,737	15.4
Landing fees and other rents	27,533	22,096	24.6	105,115	83,604	25.7
Distribution	15,893	16,607	(4.3)	74,823	67,481	10.9
Maintenance, materials and repairs	17,515	16,253	7.8	73,956	60,143	23.0
Depreciation and amortization	13,168	9,544	38.0	46,971	31,947	47.0
Other operating	38,630	33,787	14.3	149,675	144,586	3.5
Loss on disposal of assets	1,350	99	na	3,008	525	na
Special charges (credits)	—	(314)	na	45	174	na
Total operating expenses	384,512	351,923	9.3	1,576,317	1,372,093	14.9

Operating income	89,975	68,061	32.2	355,263	282,292	25.8

Other (income) expense:
Interest expense	1,659	74	na	2,747	214	na
Capitalized interest	(1,659)	(74)	na	(2,747)	(214)	na
Interest income	(101)	(93)	8.6	(336)	(401)	(16.2)
Other expense	1,048	31	na	2,605	283	na
Total other (income) expense	947	(62)	na	2,269	(118)	na

Income before income taxes	89,028	68,123	30.7	352,994	282,410	25.0
Provision for income taxes	33,119	24,930	32.8	127,530	105,492	20.9
Net income	$55,909	$43,193	29.4	$225,464	$176,918	27.4
Basic earnings per share	$0.77	$0.59	30.5	$3.10	$2.44	27.0
Diluted earnings per share	$0.76	$0.59	28.8	$3.08	$2.42	27.3

Weighted average shares, basic	72,776	72,658	0.2	72,739	72,593	0.2
Weighted average shares, diluted	73,324	73,195	0.2	73,294	72,999	0.4

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$632,784	$530,631
Accounts receivable, net	22,685	23,246
Deferred income taxes	9,643	16,243
Prepaid expenses and other current assets	66,029	78,955
Total current assets	731,141	649,075

Property and equipment:
Flight equipment	204,462	12,744
Ground and other equipment	57,012	48,090
Less accumulated depreciation	(36,099)	(25,221)
	225,375	35,613
Deposits on flight equipment purchase contracts	242,881	157,669
Aircraft maintenance deposits	213,147	161,484
Deferred heavy maintenance, net	123,108	125,288
Other long-term assets	67,329	51,636
Total assets	$1,602,981	$1,180,765

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$13,402	$23,104
Air traffic liability	188,870	167,627
Current maturities of long-term debt	10,431	—
Other current liabilities	152,921	145,262
Total current liabilities	365,624	335,993

Long-term debt less current maturities	135,817	—
Long-term deferred income taxes	76,010	48,916
Deferred gains and other long-term liabilities	22,455	26,739
Shareholders’ equity:
Common stock: Common stock, $0.0001 par value, 240,000,000 shares authorized at December 31, 2014 and 2013, respectively; 72,992,498 and 72,670,673 issued and 72,860,356 and 72,566,426 outstanding as of December 31, 2014 and 2013, respectively	7	7
Additional paid-in-capital	526,173	515,331
Treasury stock, at cost: 132,142 and 104,247 shares as of December 31, 2014 and 2013, respectively	(3,921)	(2,291)
Retained earnings	481,534	256,070
Accumulated other comprehensive income (loss)	(718)	—
Total shareholders’ equity	1,003,075	769,117
Total liabilities and shareholders’ equity	$1,602,981	$1,180,765

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2014	2013
Operating activities:
Net income	$225,464	$176,918
Adjustments to reconcile net income to net cash provided by operations:
Unrealized (gains) losses on open fuel hedge contracts	—	265
Non-cash restructuring credit charges, net
Equity-based compensation, net	8,797	5,689
Allowance for doubtful accounts (recoveries)	(45)	143
Amortization of deferred gains and losses and debt issuance costs	(185)	(558)
Depreciation and amortization	46,971	31,947
Deferred income tax	34,118	12,047
Loss on disposal of assets	3,008	525
Gain on slot sale
Capitalized interest	(2,747)	(214)
Changes in operating assets and liabilities:
Accounts receivable	606	(461)
Prepaid maintenance reserves	(31,925)	(24,058)
Long-term deposits and other assets	(48,382)	(65,654)
Accounts payable	(10,034)	(1,674)
Air traffic liability	21,135	36,226
Other liabilities	13,731	24,235
Net cash provided by operating activities	260,512	195,376

Investing activities:
Pre-delivery deposits for flight equipment, net of refunds	(115,802)	(70,288)
Purchase of property and equipment	(186,569)	(19,812)
Net cash used in investing activities	(302,371)	(90,100)
Financing activities:
Proceeds from issuance of long-term debt	148,000	—
Proceeds from stock options exercised	174	852
Payments on debt and capital lease obligations	(1,233)	—
Proceeds from sale and leaseback transactions	7,200	6,900
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(5,643)	—
Excess tax benefits from equity-based compensation	1,871	1,927
Repurchase of common stock	(1,630)	(1,140)
Debt issuance costs	(4,727)	—
Net cash provided by financing activities	144,012	8,539
Net increase in cash and cash equivalents	102,153	113,815
Cash and cash equivalents at beginning of period	530,631	416,816
Cash and cash equivalents at end of period	$632,784	$530,631
Supplemental disclosures
Cash payments for:
Interest	$1,318	$29
Taxes	$89,104	$85,705

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	4,372,511	3,675,972	18.9%
Revenue passenger miles (RPMs) (thousands)	3,707,271	3,167,376	17.0%
Load factor (%)	84.8	86.2	(1.4) pts
Passenger flight segments (thousands)	3,709	3,161	17.3%
Block hours	70,730	60,596	16.7%
Departures	27,167	22,957	18.3%
Operating revenue per ASM (RASM) (cents)	10.85	11.43	(5.1)%
Average yield (cents)	12.80	13.26	(3.5)%
Average ticket revenue per passenger flight segment ($)	73.21	77.98	(6.1)%
Average non-ticket revenue per passenger flight segment ($)	54.70	54.88	(0.3)%
Total revenue per passenger flight segment ($)	127.91	132.86	(3.7)%
CASM (cents)	8.79	9.57	(8.2)%
Adjusted CASM (cents) (1)	8.69	9.67	(10.1)%
Adjusted CASM ex-fuel (cents) (2)	5.61	5.78	(2.9)%
Fuel gallons consumed (thousands)	52,732	45,100	16.9%
Average economic fuel cost per gallon ($)	2.56	3.17	(19.2)%
Aircraft at end of period	65	54	20.4%
Average daily aircraft utilization (hours)	12.5	12.5	—
Average stage length (miles)	983	998	(1.5)%
Airports served in the period	53	53	—

	Year Ended December 31,
Operating Statistics	2014	2013	Change
Available seat miles (ASMs) (thousands)	16,340,142	13,861,393	17.9%
Revenue passenger miles (RPMs) (thousands)	14,159,860	12,001,088	18.0%
Load factor (%)	86.7	86.6	0.1	pts
Passenger flight segments (thousands)	14,294	12,414	15.1%
Block hours	267,305	231,148	15.6%
Departures	102,594	90,284	13.6%
Operating revenue per ASM (RASM) (cents)	11.82	11.94	(1.0)%
Average yield (cents)	13.64	13.79	(1.1)%
Average ticket revenue per passenger flight segment ($)	80.11	79.43	0.9%
Average non-ticket revenue per passenger flight segment ($)	55.03	53.84	2.2%
Total revenue per passenger flight segment ($)	135.14	133.27	1.4%
CASM (cents)	9.65	9.90	(2.5)%
Adjusted CASM (cents) (1)	9.55	9.89	(3.4)%
Adjusted CASM ex-fuel (cents) (2)	5.88	5.91	(0.5)%
Fuel gallons consumed (thousands)	200,498	171,931	16.6%
Average economic fuel cost per gallon ($)	2.99	3.21	(6.9)%
Average daily aircraft utilization (hours)	12.7	12.7	—
Average stage length (miles)	980	958	2.3%

(1)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

(2)	Excludes economic fuel expense and special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2014	2013	2014	2013
Operating special items include the following:
Prior years' additional federal excise tax	$—	$—	$9,278	$—
Unrealized (gains) and losses arising from mark-to-market adjustments to outstanding fuel derivatives	—	(3,224)	—	265
Loss on disposal of assets	1,350	99	3,008	525
Special charges (credits)	—	(314)	45	174
Expense recognized related to premiums paid on fuel option contracts	3,963	—	4,876	—
Fuel option premium realized in the period	(845)	—	(995)	—
Total special items:	$4,468	$(3,439)	$16,212	$964

Total operating expenses, as reported	$384,512	$351,923	$1,576,317	$1,372,093
Less special items (1)	4,468	(3,439)	16,212	964
Adjusted operating expenses, non-GAAP (2)	380,044	355,362	1,560,105	1,371,129
Less: Economic fuel expense	134,884	143,067	599,750	551,481
Adjusted operating expenses excluding fuel, non-GAAP (3)	$245,160	$212,295	$960,355	$819,648

Available seat miles	4,372,511	3,675,972	16,340,142	13,861,393

CASM (cents)	8.79	9.57	9.65	9.90
Adjusted CASM (cents) (2)	8.69	9.67	9.55	9.89
Adjusted CASM ex-fuel (cents) (3)	5.61	5.78	5.88	5.91

(1)
Special items include additional federal excise tax on a minority of fuel volume for the period beginning July 1, 2009 through December 31, 2013, unrealized gains and losses arising from mark-to-market adjustments to outstanding fuel derivatives, loss on disposal of assets, special charges (credits), premium expense recognized related to fuel option contracts, and realized fuel option premium expense related to options settling in the period.

(2)	Excludes special items as referred to above.

(3)	Excludes economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below and special items as referred to above.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2014	2013	2014	2013
Net income, as reported	$55,909	$43,193	$225,464	$176,918
Add: Provision for income taxes	33,119	24,930	127,530	105,492
Income before income taxes, as reported	89,028	68,123	352,994	282,410
Pre-tax margin, GAAP	18.8%	16.2%	18.3%	17.1%
Add special items (1)	4,468	(3,439)	16,212	964
Add: Non-operating special charges (2)	—	—	1,388	—
Income before income taxes, non-GAAP (3)	93,496	64,684	370,594	283,374
Pre-tax margin, non-GAAP (3)	19.7%	15.4%	19.2%	17.1%
Provision for income taxes (4)	34,781	23,671	133,889	105,852
Adjusted net income, non-GAAP (3)	$58,715	$41,013	$236,705	$177,522

Weighted average shares, diluted	73,324	73,195	73,294	72,999

Adjusted net income per share, diluted	$0.80	$0.56	$3.23	$2.43

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)
Non-operating special charges relate to the settlement paid to the Pre-IPO Stockholders in excess of the liability the Company had previously estimated related to the Company's Tax Receivable Agreement.

(3)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above and non-operating special charges.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2014	2013	2014	2013
Operating income, as reported	$89,975	$68,061	$355,263	$282,292
Operating margin, GAAP	19.0%	16.2%	18.4%	17.1%
Add special items (1)	4,468	(3,439)	16,212	964
Operating income, non-GAAP (2)	$94,443	$64,622	$371,475	$283,256
Operating margin (2)	19.9%	15.4%	19.2%	17.1%

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per gallon data)	2014	2013	2014	2013
Fuel Expense
Aircraft fuel, as reported	$138,002	$139,843	$612,909	$551,746
Less:
Prior years' additional federal excise tax	—	—	9,278	—
Impact on fuel expense from unrealized (gains) and losses arising from mark-to-market adjustments to our outstanding fuel derivatives	—	(3,224)	—	265
Expense recognized related to premiums paid on fuel option contracts	3,963	—	4,876	—
Add: Fuel option premium realized in the period	845	—	995	—
Economic fuel expense, non-GAAP	$134,884	$143,067	$599,750	$551,481

Fuel gallons consumed	52,732	45,100	200,498	171,931

Economic fuel cost per gallon, non-GAAP	$2.56	$3.17	$2.99	$3.21

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	December 31, 2014
Operating Income	$355,263
Add special items (1)	16,212
Adjustment for aircraft rent	195,827
Adjusted Operating Income (2)	567,302
Tax (36.1%) (3)	204,796
Adjusted Operating Income, after-tax	362,506
Invested Capital
Total debt	$146,248
Book equity	1,003,075
Less: Unrestricted cash	632,784
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,370,789
Total Invested Capital	1,887,328

Return on Invested Capital (ROIC), pre-tax	30.1%
Return on Invested Capital (ROIC), after-tax	19.2%

(1)	See special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above for more details.

(2)	Excludes special items as described in the "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended December 31, 2014.

###